EXHIBIT 10.1

INVESTMENT AGREEMENT

This Investment Agreement (the “Agreement”) is entered into as of the 27th day of April 2015 by and between StreamTrack, Inc., a Wyoming corporation (the “Company”), and RTV Media Corp., a Nevada corporation or its designees (the “Second Party”), with respect to the following facts:

R E C I T A L S

A.

Upon the execution of this Agreement by both parties hereto, the Second Party agrees to invest, or to arrange for a third party equity investor (“Third Party Investor”) to invest the sum of $75,000 of capital into the Company (“Initial Investment”) in consideration for the issuance to the Second Party or its designees of cashless Warrants (“Warrants”) which shall be convertible by the Second Party, the Third Party Investor or its designees into shares of the Company’s Common Stock at a price calculated as more fully described in the form of Warrant, a copy of which is attached to this Agreement as Exhibit A. The Third Party Investor or the Second Party further agrees to invest additional sums into the Company up to an aggregate investment of $500,000, inclusive of the Initial Investment, on terms and conditions more fully described in this Agreement.  The number of Warrants issued for the Initial Investment (the “Initial Warrants”) and for subsequent investments will be equal to the number of Warrants that, when exercised in accordance with its terms on a cashless basis, results in the issuance of a number of shares of the Company’s Common Stock having a “fair market value” equal to the amount of the investment, as determined in accordance with the terms of the Warrant.

B.

The closings of the transaction contemplated by this Agreement (the “Closing”) will be deemed to have occurred upon the completion of the deliveries by each party to this Agreement (each a “Party”), as described in Section 5 of this Agreement.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, and in light of the recitals stated above, the parties to this Agreement hereby agree as follows:

1.  Agreement to Invest in Company.

The Second Party hereby agrees to invest or cause the investment of capital in the Company according to the following schedule in consideration for the issuance of Warrants to the Second Party in accordance with the terms of this Agreement and the Warrant document, a copy of which is attached hereto as Exhibit A:

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Amount of Investment (1)	Investment Date (2)
Initial Investment - $75,000 (3)	April 27, 2015
$25,000	May 20, 2015
$25,000	July 31, 2015
$42,000	August 15, 2015
$42,000	September 15, 2015
$42,000	October 15, 2015
$42,000	November 15, 2015
$42,000	December 15, 2015
$42,000	January 15, 2016
$42,000	February 15, 2016
$42,000	March 15, 2016
$39,000	April 15, 2016

(1)

The Company will issue Warrants to the Second Party, Third Party Investor or to the Second Party’s designee, as may be directed by the Second Party from time to time in writing under the terms and conditions more fully described in this Agreement and its Exhibit.

(2)

The Second Party covenants to make or cause to be made each investment in the Company in cash in good cleared funds indicated in column one of this schedule on or before the respective date indicated in column two of this schedule. Notwithstanding anything else herein to the contrary, if the Second Party does not invest at least a total of $125,000 by July 31, 2015, an additional $125,000 by October 15, 2015, an additional $125,000 by January 15, 2016 and an additional $125,000 by April 15, 2016, in each case with a 15 day grace period, then the Company may declare a breach of the Agreement by the Second Party. In such a case, if the failure to invest was not cured within said 15 day grace period, then the Company may immediately cease issuing any new Warrants and may cancel 50% of all outstanding Warrants not yet exercised.

(3)

The Second Party, its designee or the Third Party Investor will make the Initial Investment, for which it will be issued Initial Warrants having a value equivalent to the amount of the investment and an exercise price equal to 85% of the average closing price of the Company’s Common Stock on the over-the-counter market during the ten (10) trading days immediately preceding the date of the exercise of the Warrants, with a minimum exercise price of $0.001 per share.

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2. Calculation Relating to Warrants.

For the purposes of determining the number of shares of Common Stock to be issued upon the conversion of a Warrant, the exercise price of the Warrant will be equal to the greater of $0.001 per share of Common Stock or 85% of the average closing price of the Company’s Common Stock on the over-the-counter market during the ten (10) consecutive trading days immediately preceding the date of the calculation.  The number of Warrants issued for the Initial Investment and for subsequent investments will be equal to the number of Warrants that, when exercised in accordance with its terms on a cashless basis, results in the issuance of a number of shares of the Company’s common stock having a “fair market value” equal to the amount of the investment.  For the purpose of determining the number of shares of the Company’s Common Stock equal to the value of the amount of each investment, the fair market value of the Company’s Common Stock will be equal to the amount as defined in the Warrant.  The Second Party, its designee or the Third Party Investor or anyone converting cashless Warrants must not at any time beneficially own more than 4.99% of the total issued and outstanding beneficially owned voting stock of the Company.

3. Covenants of the Parties.

3.1 The Company. The Company covenants to cause its transfer agent to deliver certificates evidencing the Warrants and shares of its Common Stock issuable to the Second Party, its designees or the Third Party Investor, as the case may be, within three (3) business days of the submission of investment dollars or exercise notices to the Company, as the case may be, provided that the Second Party or Third Party Investor, as the case may be, has satisfied the conditions precedent to the issuance of those shares of the Company’s Common Stock. The Company shall maintain the required amount of shares of authorized Common Shares at all times as may be required to fulfill the terms of this Agreement. The Company shall make all necessary filings and disclosures to remain fully compliant with the SEC, FINRA and other regulatory bodies and exchanges so that its Common Stock shall remain tradable throughout the pendency of this Agreement and any related agreements.

3.2 The Second Party.   The Second Party covenants to use its best efforts to cause $500,000 of investment to be made into the Company according to the schedule set forth in Section 1 of this Agreement.

3.3 Further Assurances.  Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated in this Agreement, and to execute such further documents and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated by it, inclusive of any and all actions necessary to confirm the tradability of the Common Stock into which the Warrants are convertible.

3.4 Transfer of Voting Rights.  Upon the conversion of any Warrants into shares of the Common Stock of the Company (the “Shares”), Second Party hereby immediately conveys all of its voting rights associated with those Shares to the Board of Directors of the Company and waives any voting rights it may have by virtue of those Shares. Said transfer and relinquishment of voting power is effective only for as long as and to the extent that Second Party otherwise has beneficial ownership of such Shares.

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4. Purchase of Initial Warrants.

Second Party agrees to arrange for itself or the Third Party Investor to purchase from the Company and the Company agrees to sell and issue to the Second Party or Third Party Investor, as the case may be, upon the date this Agreement is executed by all Parties to it or, with respect to the delivery of share certificates, within three (3) business days thereafter, the Initial Warrants for a total purchase price of $75,000 in cash.

5. Deliveries.

5.1 Items to be delivered by the Company to the Second Party or the Third Party Investor.

(a)

Subject to the Second Party’s or the Third Party Investor’s (as the case may be) delivery to the Company as provided in Section 5.2(a) of this Agreement, a certificate representing the initial Warrants will be delivered to the Second Party or the Third Party Investor within five (5) business days after the receipt of $75,000 by the Company by wire transfer.

(b)	Any other document reasonably requested by the Second Party that it deems necessary for the consummation of the transactions contemplated by this Agreement will be delivered.

5.2 Items to be delivered to the Company by the Second Party or the Third Party Investor.

(a)

Subject to the Company’s delivery as provided in Section 5.1(a) of this Agreement, a wire transfer for $75,000 in cash will be delivered to the Company upon the execution of this Agreement by all Parties to it.

(b)	Any other document reasonably requested by the Company that it deems necessary for the consummation of the transactions contemplated by this Agreement will be delivered.

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6. Release of Claims.

6.1. Release.  Effective on April 27, 2015, the Second Party fully and forever releases and discharges the Company and any of its past, present and future affiliates, employees, officers, directors, shareholders, attorneys, accountants, consultants, successors and predecessors (collectively, the “Releasees”) from any and all claims, demands, obligations, losses, damages, or causes of action of any nature relating to the Company, its business or securities, or relating to any other claims which the Second Party may have against the Company or any of the other Releasees, whether based in tort, contract or any other theory of recovery, and whether for compensatory or punitive damages, that now exist or may hereafter accrue based on actions occurring prior to the effective date of this release.

6.2 Representations Relating to Release.  The Second Party agrees that the releases in Section 6.1 of this Agreement shall not be considered admissions by any Party of any liability or wrongdoing.  The Second Party warrants that no promise or inducement has been offered except as herein set forth.  The Second Party is of legal age and legally competent to execute this release and accept full responsibility therefore.  The Second Party declares that the terms of this full and final release of claims have been completely read by the Second Party and are fully understood and voluntarily accepted for the purpose of making a full and final compromise and settlement.  The Second Party hereto hereby represents and warrants that he has not assigned any of his above referenced released claims to any third party.  The Second Party further agrees that all rights under Section 1542 of the Civil Code of California, and any similar law of any state or territory of the United States or other jurisdiction, are hereby expressly waived.  Said Section reads as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

______________________

Initial of Second Party

7. Survival of Representations and Warranties.

All representations, warranties and statements made by a Party in this Agreement or in any document or certificate delivered pursuant hereto shall survive the date of the Closing for the period of the applicable statute of limitations. Each of the Parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this Agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other Party or any other person other than as specifically set forth herein.

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8. Injunctive Relief.

8.1 Damages Inadequate

Each Party acknowledges that it would be impossible to measure in money the damages to the other parties if there is a failure to comply with any covenants or provisions of this Agreement, and agrees that in the event of any breach of any covenant or provision, the other Parties to this Agreement will not have an adequate remedy at law.

8.2 Injunctive Relief

It is therefore agreed that any Party to this Agreement who is entitled to the benefit of the covenants or provisions of this Agreement which have been breached, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief to enforce such covenants and provisions, and that in the event that any such action or proceeding is brought in equity to enforce them, the defaulting or breaching Party will not urge a defense that there is an adequate remedy at law.

9. Waivers.

If any Party shall at any time waive any rights hereunder resulting from any breach by the other Party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.  Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which such Party is entitled under this Agreement or otherwise.

10. Successors and Assigns.

This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.  This Agreement, the Series C Preferred and the cashless warrants may be assigned by either Party with the prior written consent of the other Party, which consent shall not be unreasonably withheld.

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11. Entire and Sole Agreement.

This Agreement and any instruments and agreements to be executed pursuant to this Agreement, set forth the entire understanding of the Parties with respect to its subject matter, merge and supersede all prior and contemporaneous understandings with respect to its subject matter, and may not be waived or modified, in whole or in part, except by a writing signed by each of the Parties.  No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.  Failure of any Party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

12. Expenses.

Each Party to this Agreement will separately pay for their respective costs of legal services, accounting, auditing, communications, and due diligence in connection with the transactions contemplated by this Agreement.

13. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

14. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

15. Attorneys’ Fees and Costs.

In the event that any Party must resort to legal action in order to enforce the provisions of this Agreement or to defend such action, the prevailing Party shall be entitled to receive reimbursement from the nonprevailing Party for all reasonable attorneys’ fees and all other costs incurred in commencing or defending such action, or in enforcing this Agreement, including but not limited to post judgment costs.

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16. Further Acts.

The Parties to this Agreement hereby agree to execute any other documents and take any further actions which are reasonably necessary or appropriate in order to implement the transactions contemplated by this Agreement.

17. Authorized Signatures.

Each Party to this Agreement hereby represents that the persons signing below are duly authorized to execute this Agreement on behalf of their respective Party.

18. Severability.

The provisions of this Agreement are severable and in the event that one or more of its provisions are deemed to be unenforceable or invalid for any reason, such finding will not affect the enforceability or validity of any other provision of this Agreement, which shall remain in full force and effect.

19. Dispute Resolution.

Any dispute under this Agreement will be resolved by the final and binding non-appealable decision of Mark J. Richardson, Esq. as the dispute resolution mediator.  The decision of Mark J. Richardson in any such dispute shall be legally binding on the Parties and may be filed in any court in the County of Los Angeles, State of California, as the basis for an enforceable judgement or order.  The Parties shall each equally pay the costs and fees payable to Mr. Richardson for such services.

20. No Legal Representation or Attorney-Client Relationship.

All Parties to this Agreement expressly acknowledge and agree that neither Richardson & Associates nor Mark J. Richardson is serving as legal counsel for any Party to this Agreement or to any of its affiliates, and no attorney-client relationship exists or is contemplated among Richardson & Associates and Mark J. Richardson and any Party hereto, it being understood that Richardson & Associates and Mark J. Richardson are independent contractors with respect to this Agreement representing only themselves.  Each Party to this Agreement is urged to engage and consult with their own legal counsel to represent them.

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IN WITNESS WHEREOF, this Agreement has been entered into as of the date first above written.

COMPANY:	STREAMTRACK, INC., a Wyoming corporation

By:
Michael Hill, Chief Executive Officer

SECOND PARTY:

Ingo Jucht, President

RTV Media Corp.
Print Name

9601 Wilshire Blvd., Suite 1109
Street Address

Beverly Hills, CA 90210
City, State and Zip Code

310-247-7600
Telephone Number

INGO.JUCHT@T-ONLINE.DE
Email Address

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EXHIBIT A

FORM OF WARRANT

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